UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2008

                                                    PEPCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)	20068 (Zip Code)

Registrant's telephone number, including area code           (202) 872-3526

                                       Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.
Form 8-K

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, Joseph M. Rigby, currently Executive Vice President and Chief Operating Officer of Pepco Holdings, Inc. (the “Company”), was elected, effective March 15, 2008, to the position of President.  He will continue in the position of Chief Operating Officer of the Company.  Mr. Rigby succeeds Dennis R. Wraase as President of the Company.  Mr. Wraase continues to be Chairman and Chief Executive Officer of the Company.

Prior to becoming Executive Vice President and Chief Operating Officer in September 2007, Mr. Rigby was Senior Vice President of the Company from August 2002 and Chief Financial Officer from May 2004.  Mr. Rigby, age 51, served as the President of the Company’s subsidiary, Atlantic City Electric Company (“ACE”), from July 2001 until May 2004 and Chief Executive Officer of ACE from August 2002 until May 2004, and as President of the Company’s subsidiary, Delmarva Power & Light Company (“DPL”), from August 2002 until May 2004.  He currently serves as President and Chief Executive Officer of ACE, DPL and the Company’s subsidiary, Potomac Electric Power Company.

In connection with his election to the position of President of the Company, Mr. Rigby’s annual salary will be increased, effective March 15, 2008, to $675,000, which has the effect of correspondingly increasing potential benefits under plans where his incentive award opportunity is tied to his salary level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC. (Registrant)

Date March 14, 2008	By:	/s/ D. R. WRAASE
Name Dennis R. Wraase
Title Chairman of the Board, President and Chief Executive Officer